UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 13, 2002

Hawaiian Electric Industries, Inc.
Exact Name of Registrant as Specified in Its Charter

Commission File Number	I.R.S. Employer Identification No.
1-8503	99-0208097

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 93813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (808) 543-5662

None

(Former name or former address, if changed since last report.)

Item 5.    Other Events

Retirement of HEI Chief Financial Officer

Robert F. Clarke, Chairman of the Board, President and Chief Executive Officer of Hawaiian Electric Industries, (“HEI”) announced today the retirement of Robert F. Mougeot, HEI Financial Vice President, Treasurer and Chief Financial Officer, effective November 13, 2002, and the appointment of Curtis Y. Harada, currently Controller of HEI (years of service with HEI: 11 years) as Interim HEI Financial Vice President, Treasurer and Chief Financial Officer. Bill Mills, Chairman of HEI’s Audit Committee, stated that Mr. Mougeot’s retirement and the appointment of Mr. Harada as Interim Financial Vice President, Treasurer and Chief Financial Officer will have no impact on the timeliness or accuracy of HEI’s financial reports. Mr. Mougeot stated that he is leaving the Company at a time when strong financial controls are in place and the Company is financially sound. Mr. Clarke expressed HEI’s appreciation for Mr. Mougeot’s many contributions to the Company and the community. He stated that the Company has already begun its search to fill the Financial Vice President, Treasurer and Chief Financial Officer positions.

# # #

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWAIIAN ELECTRIC INDUSTRIES, INC.
(Registrant)

/s/ CURTIS Y. HARADA
Curtis Y. Harada
Interim Financial Vice President, Treasurer
and Chief Financial Officer
Controller
(Principal Financial and Accounting Officer of HEI)

                Date: November 13, 2002

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